Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-88680-22 and 333-147371) and Form S-8 (Nos. 333-115992, 333-113804, 333-40622, 333-37266, 333-11729, 333-11731, 333-99503 and 333-99513) of The Manitowoc Company, Inc. of our report dated February 28, 2008, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

July 31, 2008